UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2022

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should be considered to be forward-looking statements. Factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained under the heading “Risk Factors” in Oncocyte Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and in other filings that Oncocyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Oncocyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “the Company,” “we,” “us,” and “our” are references to Oncocyte Corporation.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Compensation

On March 8, 2022, the Board of Directors of Oncocyte (the “Board”) approved a cash bonus in the amount of $297,600 and adopted a compensation plan (the “Plan”) for the Company’s Chief Executive Officer, Ronnie Andrews. The Plan is designed to continue to align the interests of the Chief Executive Officer with Oncocyte’s business goals and strategies. As discussed below, the Plan is intended to reward Mr. Andrews for his individual contribution to Oncocyte’s achievement of pre-established product-related milestones and financial performance, corporate budget and market capitalization objectives during fiscal years 2022 through 2024.

Base Salary and One-Time RSU Grant

Pursuant to the Plan, Mr. Andrews will receive a base salary of $500,000 for the year ending December 31, 2022. He will also receive a one-time grant of 35,000 restricted stock units (“RSUs”) under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), 100% of which will vest one year after the date of grant, subject to Mr. Andrews’ continuous service as an employee through the vesting date, and further subject to the acceleration provisions set forth in Mr. Andrews’ Employment Agreement and the Oncocyte Change in Control and Severance Plan.

Bonus

In fiscal year 2022, Mr. Andrews will be eligible to earn an annual bonus award (a “Bonus”) ranging from 125,000 to 375,000 stock options under the 2018 Plan. The exercise price of the stock options will be the closing price on March 15, 2022, the grant date of the stock options. In fiscal year 2023, Mr. Andrews will be eligible to earn a Bonus, ranging from 50% to 150% of his base salary, to be delivered in cash, RSUs and/or stock options at the Board’s discretion. The actual amount of the Bonus that Mr. Andrews will earn in each fiscal year will be determined by the level of achievement of performance goals set by the Board or its Compensation Committee. If the Bonus is delivered in RSUs or stock options, the Bonus will vest in annual installments over three years. Vesting will be conditioned upon Mr. Andrews’ continuous service as an employee through the applicable vesting dates, subject to the acceleration provisions set forth in Mr. Andrews’ Employment Agreement and the Oncocyte Change in Control and Severance Plan.

The Bonus will be earned based on the achievement by Oncocyte of specified product-related milestones and financial performance and corporate budget objectives. The percentage of the Bonus that is subject to the product-related milestones and financial performance and corporate budget objectives, respectively, is set forth in the table below:

Bonus Components	Percentage of Target Bonus
Product-Related Milestones	40%
Financial Performance Objectives	25%
Corporate Budget Objectives	35%
TOTAL	100%

Product-Related Milestones

The portion of the Bonus that relates to the product-related milestones generally requires Oncocyte to achieve regulatory clearance and commercially launch certain products within a required time period. In order for a minimum payout of 50% of this portion of the Bonus, 85% of the product-related milestones must be achieved. If the Company achieves 95% of the product related milestones, 100% of this portion of the Bonus will be earned. If the Company achieves 100% of the product-related milestones and/or the Company’s products exceed a pre-defined breadth of indication, up to 150% of this portion of the Bonus may be earned. The determination of achievement of these product-related milestones shall be subject to the Board’s or the Compensation Committee’s final discretion, and determination of whether or not this portion of the Bonus has been earned will be based on the level of achievement by Oncocyte of these product-related milestones during the previous fiscal year.

Financial Performance Objectives

The portion of the Bonus that relates to financial performance objectives may be earned based on Oncocyte’s actual annual revenue in the applicable year as compared to a pre-established revenue target for the applicable fiscal year (the “Revenue Target”). Subject to the foregoing, the financial performance objective portion of the Bonus may be earned under the Plan as follows:

●	If the Company’s actual revenues in the applicable fiscal year are at least 90% of the Revenue Target, then 50% of this portion of the Bonus will be earned.

●	If the Company’s actual revenues in the applicable fiscal year meet the Revenue Target, 100% of this portion of the Bonus will be earned.

●	If the Company’s actual revenues in the applicable fiscal year exceed the Revenue Target, up to 150% of this portion of the Bonus may be earned, which will be calculated and the amount of the Bonus will be determined proportionately on a straight-line basis, based on the percentage by which the Company’s’ actual revenues in the applicable fiscal year exceeded the Revenue Target, up to a maximum of 150%.

Corporate Budget Objectives

The portion of the Bonus that relates to the corporate budget objectives generally requires Oncocyte to achieve pre-established budget targets. In order for a minimum of 50% of this portion of the Bonus to be earned, the Company’s actual expenses in the applicable fiscal year must not exceed budgeted expenses for such fiscal year by more than 3%. If the Company’s actual expenses in the applicable fiscal year do not exceed the budget target, 100% of this portion of the Bonus will be earned. If the Company’s actual expenses in the applicable fiscal year are less than the budget target by 3% or more, up to 150% of this portion of the Bonus may be earned. The determination of achievement of these budget-related objectives is subject to the Board’s or the Compensation Committee’s final discretion, and determination of whether or not this portion of the Bonus has been earned will be based on the level of Oncocyte expenses during the applicable fiscal year.

Change in Control

If Mr. Andrews is terminated within three months before or 12 months after a change in control of Oncocyte, maximum achievement with respect to all three components of the Bonus will be deemed earned in the year that such change in control occurs, and the Bonus for that year will be paid in cash. Any unvested RSU or stock option Bonus awards will be subject to the acceleration provisions set forth in Mr. Andrews’ Employment Agreement and the Oncocyte Change in Control and Severance Plan.

Long-Term Incentive Options

Pursuant to the Plan, Mr. Andrews will also receive, in each of fiscal years 2022 and 2023, options to purchase up to 500,000 shares of Oncocyte’s common stock (the “LT Options”) under the 2018 Plan. The LT Options will be issued at the beginning of each year.

Time-Based Options

In fiscal year 2022, 300,000 of the LT Options will vest over four years, with 25% of the LT Options vesting on the first anniversary of the grant date and the remaining LT Options vesting in 36 equal monthly installments thereafter. In fiscal year 2023, 200,000 of the LT Options will vest over four years, with 25% of the LT Options vesting on the first anniversary of the grant date and the remaining LT Options in 36 equal monthly installments thereafter.

Performance-Based Options

In fiscal year 2022, 200,000 of the LT Options will vest based on the achievement of pre-defined product development, regulatory and financial goals in 2022. 100% of the performance-based LT Options will vest on December 31, 2023, if such pre-defined goals have been achieved in 2022.

In fiscal year 2023, 300,000 of the LT Options will vest based on the achievement of the same product-related milestones and financial performance and corporate budget objectives used to determine Mr. Andrews’ Bonus. Upon the achievement of 100% of such milestones and objectives in both fiscal years 2023 and 2024, 25% of the performance-based LT Options will vest on December 31, 2024, and the remaining will vest in 36 equal monthly installments thereafter.

Vesting Conditions

Vesting of all of the LT Options will be conditioned upon Mr. Andrews’ continuous service as an employee through each of the applicable vesting dates, subject to applicable acceleration provisions set forth in Mr. Andrews’ Employment Agreement and his Oncocyte Change in Control and Severance Plan Agreement.

Long-Term Incentive RSUs

Pursuant to the Plan, Mr. Andrews will also receive, in fiscal year 2022, an award of up to 500,000 RSUs (the “PRSUs”) under the 2018 Plan. The PRSUs will vest immediately based on the achievement of pre-established market capitalization objectives and product-related milestones during the period beginning on January 1, 2022 and ending on December 31, 2024.

The percentage of the PRSUs that is subject to vesting based on achievement of the market capitalization objectives and product-related milestones, respectively, is set forth in the table below:

Bonus Components	Percentage of Target Bonus
Market Capitalization Objectives	50%
Product-Related Milestones	50%
TOTAL	100%

Market Capitalization Objectives

The portion of the PRSUs that vest based on the achievement of the market capitalization objectives is generally dependent on Oncocyte obtaining and maintaining pre-established market capitalization goals for two consecutive fiscal quarters. Based on the level of achievement of such market capitalization goals, the PRSUs shall vest with respect to 87,500 shares, 175,000 shares, or 250,000 shares under the PRSUs.

Product-Related Milestones

The portion of the PRSUs that vest based on achievement of the product-related milestones is generally dependent on Oncocyte commercially launching at least four products, excluding DetermaRx which is currently being commercialized. Based on the level of achievement of such product-related milestones, the PRSUs shall vest with respect to 87,500 shares, 175,000 shares, or 250,000 shares under the PRSUs.

Vesting Conditions

Vesting of all of the PSRUs will be conditioned upon Mr. Andrews’ continuous service as an employee through each of the applicable vesting dates, subject to applicable acceleration provisions set forth in Mr. Andrews’ Employment Agreement and his Oncocyte Change in Control and Severance Plan Agreement.

Other Executive Compensation

On March 8, 2022, the Board approved cash bonuses and equity awards as shown in the following table to certain of the Company’s executive officers who were “named executive officers” for whom compensation information was required in Oncocyte’s most recent proxy statement.

			Number of
Name of Executive	Office	Bonus	Stock Options
Mitchell Levine	Chief Financial Officer	$110,638	175,000
Padma Sundar	Chief Commercial Officer	$95,686	175,000

The stock options to be granted to each of the executives are to be granted under the 2018 Plan and 50% of such stock options will vest based on the passage of time and thereby become exercisable as follows: 25% will vest upon the completion of one year of continuous service as an employee from the date of grant, and the balance will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, subject to the executive’s continuous service as an employee on the applicable vesting date. The remaining 50% of the stock options will vest based on the achievement of pre-defined regulatory goals in 2022. 100% of these performance-based stock options will vest one year after such regulatory goals have been achieved. The exercise price of the time-based and performance-based stock options will be the closing price on March 15, 2022, the effective grant date of the stock options.

The options will be incentive stock options pursuant to Section 422 of the Internal Revenue Code, to the extent permitted by the Code.

The stock options will be subject to the terms and conditions of a stock option agreement and the Plan, and any applicable provisions of the executive’s employment agreement, and will expire if not exercised within ten years from the date of grant, subject to earlier termination in the event of the termination of the executive’s employment.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: March 14, 2022	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer